UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 2, 2006

SAN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

(303) 660-3933

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2006 (the “Closing Date”), SAN Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated and effective as of February 28, 2006 (the “Securities Purchase Agreement”), by and among the Company and the purchasers that executed a signature page thereto (the “Purchasers”). The Purchasers included, among other persons, Sun Solunet, LLC (“Sun Solunet”) and certain executive officers and employees of the Company. Pursuant to the Securities Purchase Agreement, the Company issued the securities described in Item 3.02 to this Report, the description of which is incorporated herein by reference, and entered into a number of ancillary agreements described later in this Item.

On the Closing Date, the Company entered into the Registration Rights Agreement, dated and effective as of February 28, 2006 (the “Registration Rights Agreement”), among the Company and the Purchasers. Pursuant to the Registration Rights Agreement, the Company granted registration rights to the Purchasers with respect to some of the securities purchased under the Securities Purchase Agreement as set forth therein. The Registration Rights Agreement is filed as an exhibit to this Report.

The consideration paid to the Company by Sun Solunet for securities it purchased from the Company pursuant to the Securities Purchase Agreement consisted of the exchange of $8 million of debt owed by the Company to Sun Solunet under credit facility (the “Credit Facility”) that the Company maintains with Sun Solunet, as assignee of Harris N.A. (formerly known as Harris Trust and Savings Bank). In addition, the Company paid down approximately $1 million of the outstanding debt owed to Sun Solunet as of the Closing Date so that the total outstanding debt owed by the Company to Sun Solunet under the Credit Facility was an amount equal to or less than $5 million in principal plus outstanding accrued interest from November 23, 2005 to the Closing Date. As a result thereof, on the Closing Date, the Company and Sun Capital Partners II, LP, a Delaware limited partnership (the “Fund”), acknowledged and agreed to by Sun Solunet, entered into a termination letter (the “Credit Support Termination Agreement”) to the letter agreement, dated as of March 31, 2003, as amended on November 23, 2005, by and between the Fund and the Company, acknowledged and agreed to by Sun Solunet (the “Credit Support Agreement”). The Credit Support Termination Agreement is filed as Exhibit 10.04 to this Report and includes the following provisions, among others:

(a)      The Company and Sun Solunet agreed to decrease the Company’s borrowing availability under the Credit Facility from $14 million to $5 million (in principal amount), to modify the Credit Facility from a revolving line of credit to a term loan that does not permit reborrowings by the Company and to extend the maturity date to a date three years from the Closing Date (March 2, 2009).

(b)      The parties agreed that Sun Solunet and the Fund have no additional lending obligation to the Company.

(c)      The parties terminated the Credit Support Agreement and the obligations of all parties thereunder in their entirety effective as of the Closing Date.

Item 1.02 Termination of a Material Definitive Agreement

The description of the Credit Support Termination Agreement in Item 1.01 of this Report is incorporated herein by reference. Pursuant to the Credit Support Termination Agreement, the Credit Support Agreement, and the obligations of all parties thereunder were terminated, cancelled, released and discharged in their entirety effective as of the Closing Date.

Pursuant to the Credit Support Agreement, in partial consideration for the Credit Facility, the Company was required to periodically issue to Sun Solunet on November 16 and May 16 of each year, a warrant to purchase shares of the Company’s Common Stock (“Guaranty Warrants”), exercisable for a number of shares of the Company’s Common Stock calculated pursuant to a formula set forth in the Credit Support Agreement, for so long as there remained an aggregate principal amount owed to Sun Solunet under the Credit Facility in an amount in excess of $3,000,000, as disclosed in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004. Pursuant to the Credit Support Termination Agreement, the obligation of the Company to periodically issue Guaranty Warrants to Sun Solunet thereunder was terminated (with Sun Solunet retaining any Guaranty Warrants previously issued to it and all of its rights thereunder).

Item 3.02 Unregistered Sales of Equity Securities

On the Closing Date, in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”) pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder (the “Private Placement”), the Company issued to the Purchasers a total of 236.8 units (“Units”), each Unit consisting of:

(a)       one share of the Company’s newly designated convertible series A preferred stock, no par value per share (“Series A Preferred Stock”) initially convertible into 333,333 shares of the Company’s common stock, no par value per share (“Common Stock”);

(b)        a warrant to purchase 166,667 shares of Common Stock exercisable for five years from the Closing Date at an initial exercise price of $0.30 per share expiring five years from the Closing Date; and

(c)        a warrant to purchase 166,667 shares of Common Stock exercisable for five years from the Closing Date at an initial exercise price of $0.50 per share (together with the warrants described in clause (b) above, the “Warrants”) expiring five years from the Closing Date.

The voting powers, designation, conversion rights, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock and the holders thereof are set forth in the Certificate (as defined in Item 5.03) which is included as Exhibit 4.01 to this Report, which is incorporated herein by reference. The terms of the Warrants, including but not limited to their rights and preferences and the exercise features are set forth in the form of Warrant included as Exhibit 10.03 of this Report, which is incorporated herein by reference.

The consideration received by the Company from the Purchasers other than Sun Solunet for the purchase of the Units was $3,015,000 cash, less approximately $306,000 in fees and expenses paid to the placement agent pursuant to an agreement with the Company in connection with the Private Placement. The consideration paid by Sun Solunet consisted of the exchange of $8,000,000 of the outstanding debt the Company owed to Sun Solunet.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Private Placement described in Item 3.02 of this Report, pursuant to the authority granted to the Board of Directors of the Company by the Second Amended and Restated Articles of Incorporation of the Company, the Company designated 400 shares of previously undesignated authorized preferred stock as a new series of Series A Preferred Stock. On the Closing Date the Company filed Articles of Amendment that included the Designation of Series A Preferred Stock (the “Certificate”) with the Secretary of State of the State of Colorado. The Articles of Amendment are included as Exhibit 3.01 of this Report. Upon filing, the Certificate became a part of the Company’s Articles of Incorporation, as amended. The Certificate sets forth the voting powers, designation, conversion rights, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock and the holders thereof and is included as Exhibit 3.01 of this Report.

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the 1933 Act or the Exchange Act regardless of any general incorporation language in such filing.

On March 7, 2006, the Company issued a press release announcing the completion of the Private Placement. The text of the press release is attached hereto as Exhibit 99.01, and is incorporated by reference herein.

Item 8.01 Other Events

In connection with the Private Placement and the execution of the Securities Purchase Agreement, on the Closing Date in a letter addressed to the Company included as Exhibit 9.01 to this Report, Sun Solunet agreed for the benefit of the Purchasers other than itself to:

(a) cause each of the directors of the Company who is employed by or who is an officer of Sun Solunet (the “Sun Directors”) to, as soon as reasonably practicable after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, take steps reasonably necessary to call a shareholder meeting to vote on the measures described in clause (b) below;

(b) to vote all of its shares of the Company’s common stock, no par value (“Common Stock”) entitled to vote at the meeting in favor of a reverse stock split of the Company’s Common Stock on whatever basis is determined by the Board of Directors of the Company and an increase in the Company’s authorized capital in an amount determined by the Board of Directors, to increase the authorized capital of the Company in an amount sufficient to provide for the issuance of all of the shares of the Company’s Common Stock that is issuable upon exercise of the Warrants and conversion of the Series A Preferred Stock;

(c) cause the Sun Directors to take steps reasonably necessary to cause certain governance changes to the Company, including but not limited to (i) reducing the size of the Board of Directors of the Company to a number equal to or less than 9 directors; (ii) increasing the size of the Audit Committee to include at least three members that must all be independent (but permitting an additional member that is not independent); (iii) to require that future decisions relating to the compensation of the executive officers of the Company be recommended to the Board of Directors for determination by either a majority of the independent directors of the Company, or a compensation committee comprised solely of independent directors.

Sun Solunet’s obligations under the letter terminate on the earliest to occur of (a) a written agreement of at least 66% of Purchasers other than Sun Solunet, (b) the five year anniversary of the letter, (c) the date on which the Purchasers other than Sun Solunet collectively own less than 25% of the securities they purchased on the Closing Date and (d) the date on which the Sun Directors no longer constitute a majority of the directors of the Company.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

3.01	Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation, as filed with the Colorado Secretary of State on March 2, 2006
4.01	Designation of Series A Preferred Stock (Included in Exhibit 3.01)
9.01	Letter from Sun Solunet, LLC dated March 2, 2006
10.01	Securities Purchase Agreement, dated as of March 2, 2006, by and among the Company and the purchasers that executed a signature page thereto
10.02	Registration Rights Agreement, dated as of March 2, 2006, by and among the Company and the purchasers that executed a signature page thereto (Included in Exhibit C of Exhibit 10.01)
10.03	Form of the Company Common Stock Purchase Warrants issued on March 2, 2006 (Included in Exhibits D and E of Exhibit 10.01)
10.04
Credit Support Termination Agreement, dated as of March 2, 2006, to the letter agreement dated as of March 31, 2003, as amended on November 23, 2005, by and between Sun Capital Partners II, LP and the Company, acknowledged and agreed to by Sun Solunet, LLC (Included in Exhibit G of Exhibit 10.01)

99.01	Press Release of SAN Holdings, Inc. dated March 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By: /s/ Robert C. Ogden
Robert C. Ogden, Vice President,
Chief Financial Officer and Secretary

Date: March 7, 2006